Exhibit 99.1

Customers Bancorp
1015 Penn Avenue
Wyomissing, PA 19610
Contacts:
Jay Sidhu, Chairman & CEO 610-935-8693
Richard Ehst, President & COO 610-917-3263
Investor Contact:
Robert Wahlman, CFO 610-743-8074

CUSTOMERS BANCORP ANNOUNCES PRICING OF
PUBLIC OFFERING OF PREFERRED STOCK
Wyomissing, PA – April 21, 2016 – Customers Bancorp, Inc. (the "Company") (NYSE: CUBI), the parent company for Customers Bank, today announced the pricing of its public offering of 2,000,000 shares of the Company's Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E (the "Series E Preferred Stock") at a price of $25.00 per share.  The underwriters have been granted a 30-day option to purchase up to an additional 300,000 shares of Series E Preferred Stock from the Company at the public offering price less the underwriting discount.  Dividends on the Series E Preferred Stock will accrue and be payable quarterly in arrears, at a fixed rate per annum equal to 6.45% from the original issue date to, but excluding, June 15, 2021, and thereafter at a floating rate per annum equal to three-month LIBOR on the related dividend determination date plus a spread of 5.14% per annum.

The offering is expected to close on April 28, 2016, subject to customary closing conditions.

The Company expects to receive net proceeds before expenses, of $48,425,000 from the offering (or $55,688,750 if the underwriters exercise their option to purchase additional shares of Series E Preferred Stock in full), after deducting the underwriting discount.  The Company expects to use the net proceeds for general corporate purposes, which may include working capital and the funding of organic growth at Customers Bank.

The Company intends to apply to list the shares of Series E Preferred Stock on the New York Stock Exchange under the symbol "CUBIPrE". If approved for listing, trading of the Series E Preferred Stock on the New York Stock Exchange is expected to commence within 30 days after the shares are first issued.

UBS Securities LLC and Morgan Stanley & Co. LLC are acting as joint book-running managers for the offering.

A shelf registration statement on Form S-3 (File No. 333-209760) relating to the offering was filed previously with the Securities and Exchange Commission ("SEC") and is effective.  A preliminary prospectus supplement related to the offering has been filed with the SEC. Copies of the shelf registration statement (including the base prospectus), the preliminary prospectus supplement and other documents that the Company has filed with the SEC that are incorporated by reference into the registration statement are available at no charge by visiting EDGAR on the SEC's website located at www.sec.gov.  A final prospectus supplement will be filed with the SEC and will be available on the SEC's website once filed.  The offering may be made only by means of a prospectus and a related prospectus supplement, copies of which may be obtained, when available, by contacting:  UBS Securities LLC (Tel: 1-888-827-7275) or Morgan Stanley & Co. LLC (Tel: 1-866-718-1649).

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any offer or sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Institutional Background
Customers Bancorp, Inc. is a bank holding company located in Wyomissing, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank.  Customers Bank is a community-based, full-service bank with assets of approximately $9.0 billion that was named one of Forbes magazine's 2016 100 Best Banks in America (there are over 6,200 banks in the United States). A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender that provides a range of banking services to small and medium-sized businesses, professionals, individuals and families through offices in Pennsylvania, New York, Rhode Island, New Hampshire, Massachusetts, and New Jersey. Committed to fostering customer loyalty, Customers Bank uses a High Tech/High Touch strategy that includes use of technology to provide customers better access to their money, as well as Concierge Banking® by appointment at customers' homes or offices 12 hours a day, seven days a week. Customers Bank offers a continually expanding portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers. BankMobile is a division of Customers Bank, offering state of the art high tech digital banking services with high level of personal customer service.

Customers Bancorp, Inc.'s voting common shares are listed on the New York Stock Exchange under the symbol CUBI. Additional information about Customers Bancorp, Inc. can be found on the Company's website, www.customersbank.com.

"Safe Harbor" Statement
In addition to historical information, this press release may contain "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.'s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words "may," "could," "should," "pro forma," "looking forward," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan," or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.'s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Customers Bancorp, Inc.'s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. In addition, important factors relating to the previously disclosed proposed acquisition of the disbursements business of Higher One and Customer Bancorp's previously announced plans to combine its BankMobile business with the acquired business also could cause Customers Bancorp's actual results to differ from those in the forward-looking statements.  Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.'s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2015 and subsequently filed quarterly reports on Form 10-Q.  Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank.